Asure Software Announces 2009 Fiscal Fourth Quarter Financial Results and Announces Date of 2009 Annual Meeting Set for December 17, 2009

AUSTIN, TX -- (Marketwire - October 28, 2009) - Asure Software (NASDAQ: ASUR), a leading provider of workforce management software, today announced financial results for the 2009 fiscal fourth quarter, ended July 31, 2009.

Q4 Highlights:

--  Q4 '09 Revenue of $2.4M showed positive growth of 1% vs. Q3 '09 in spite of several onetime negative events.  Growth in NetSimplicity's
    Meeting Room Manager product of 14% was partially offset by the divestiture of the Visual Asset Manager product in Q3 '09.  iEmployee's Q4 '09 revenue of $1.2M declined 3% from Q3 '09, driven largely by a strategic deviation away from customization partially offset by growth in hardware sales.

--  Operating expenses increased $4.0 to $7.3M in Q4 '09 versus Q3 '09 due to approximately $4.4M in one-time costs, including the Jenkens & Gilchrist loss reported by the prior Board and CEO, significant proxy contest and litigation costs spent against the Red Oak group and other shareholders, a lease impairment charge, and severance.

--  EBITDA loss of $799K; net of one-time costs of $4,355K.

"Asure experienced a tough 2009, highlighted by a large cash loss in the Jenkens litigation, two difficult proxy contests, and litigation against some of its shareholders," stated David Sandberg, Asure's Chairman. "These significant one-time costs were realized in the fourth quarter and we will see additional related costs realized in fiscal Q1 2010, but to a lesser extent. Because of these expenses and Asure's 2009 losses before we were elected to the Board, we have inherited a balance sheet with approximately $3.0 million in cash as of October 28, 2009. However, we have also inherited two businesses with excellent products which have maintained their revenue levels, we have brought on a highly capable interim-CEO who is off to a great start, and we have drastically reduced Asure's cost structure since our new Board was voted in. We believe the Company is cash-flow breakeven today and we are excited about what we think our businesses can do in this coming year."

Mr. Sandberg continued, "We also announced our Annual Meeting date and wish to note we are adding several important proposals up for shareholder approval at the coming meeting, including: a) approval of a 10-for-1 reverse stock split in order to maintain NASDAQ listing compliance; b) ratification of our recently announced rights plan designed to protect our tax-loss carryforwards, which are in excess of $150 million; and c) approval of Forgent's name change to Asure Software, Inc. Our Board believes all of these will be beneficial to shareholder value."

Pat Goepel, Asure's Chief Executive Officer, stated, "We have worked hard to manage costs in a difficult environment while improving features and functionality to already strong products. Despite poor current market conditions, we expect revenue to hold flat due to new business we have won, and we anticipate that EBITDA in Q1 will be neutral after excluding the aforementioned one-time charges and despite $375K in quarterly negative cash flows related to our Austin headquarters lease. We are cautiously optimistic about both of our businesses in the upcoming fiscal Q1 and beyond." Mr. Goepel continued, "We are going to put the turbulent 2009 fiscal year behind us and focus on improvements in our core businesses going forward, and will update our shareholders on fiscal Q2 '10 progress during our next earnings call."

Conference Call Details

Asure Software has scheduled a conference call for Wednesday, October 28, 2009 at 4:30 p.m. ET (3:30 p.m. CT) to discuss its most recent financial results and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer and David Sandberg, Chairman of the Board.

To take part, please dial 866-362-4829 ten minutes before the conference call begins, ask for the Asure Software event and use passcode 99901801. International callers should dial 617-597-5346 and reference the same passcode, 99901801. Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call on the investor relations page of the Company's web site at www.asuresoftware.com.

About Asure Software

Headquartered in Austin, Texas, Asure Software (ASUR), (a d/b/a of Forgent Networks, Inc.), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of on-demand workforce management software and services. Asure's market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, and meeting and event management. With additional offices in Warwick, Rhode Island, Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties, which include those associated with continued listing of the Company's securities on the NASDAQ Capital Market, could cause actual results to differ from those contained in the forward-looking statements.

                          FORGENT NETWORKS, INC.
                       CONSOLIDATED BALANCE SHEETS
               (Amounts in thousands, except per share data)

                                                            JULY 31,
                                                      --------------------
                                                        2009       2008
                                                      ---------  ---------
ASSETS
Current assets:
    Cash and cash equivalents                         $   4,375  $  12,062
    Short-term investments                                5,339      2,627
    Accounts receivable, net of allowance for
     doubtful accounts of $20 and $41 at July
     31, 2009 and 2008, respectively                      1,207      1,488
    Inventory                                                 3         74
    Prepaid expenses and other current assets               143        421
                                                      ---------  ---------
       Total current assets                              11,067     16,672

Property and equipment, net                                 672        907
Intangible assets, net                                    3,949      4,729
                                                      ---------  ---------
                                                      $  15,688  $  22,308
                                                      =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                  $   6,294  $   3,778
    Accrued compensation and benefits                       278        203
    Lease impairment and advance                            899        373
    Other accrued liabilities                               541        384
    Deferred revenue                                      1,897      1,844
                                                      ---------  ---------
       Total current liabilities                          9,909      6,582

Long-term liabilities:
    Deferred revenue                                        119         25
    Lease impairment and advance                            250        564
    Other long-term obligations                             206        217
                                                      ---------  ---------
       Total long-term liabilities                          575        806

Stockholders' equity:
  Preferred stock, $.01 par value; 10,000 shares
   authorized; none issued or outstanding                    --         --
  Common stock, $.01 par value; 40,000 shares
   authorized; 32,906 and 32,892 shares issued,
   31,116 and 31,102 shares outstanding at July 31,
   2009 and 2008, respectively                              329        329
  Treasury stock at cost, 1,790 shares at July 31,
   2009 and 2008, respectively                           (4,815)    (4,815)
  Additional paid-in capital                            270,738    270,657
  Accumulated deficit                                  (260,947)  (251,214)
  Accumulated other comprehensive income                   (101)       (37)
                                                      ---------  ---------
       Total stockholders' equity                         5,204     14,920
                                                      ---------  ---------
                                                      $  15,688  $  22,308
                                                      =========  =========

                          FORGENT NETWORKS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share data)

                                                    FOR THE QUARTER ENDED
                                                    JULY 31,    APRIL 30,
                                                      2009         2009
                                                        (unaudited)
                                                  -----------  -----------

Revenues                                          $     2,429  $     2,402
Cost of Sales                                            (494)        (494)
                                                  -----------  -----------
 Gross Margin                                           1,935        1,908

OPERATING EXPENSES:
Selling, general and administrative                     3,714        2,614
Research & development                                    640          544
Litigation settlement                                   2,200
Impairment of assets                                      630
Amortization of intangible assets                         149          149
                                                  -----------  -----------
 Total operating expenses                               7,333        3,307

LOSS FROM OPERATIONS                                   (5,398)      (1,399)

OTHER INCOME (EXPENSES):
Interest income                                            15           20
Foreign currency translation                              (54)          (6)
Gain on sale of assets                                      0           26
Interest expense and other                                 (1)         (18)
                                                  -----------  -----------
 Total other income (expense)                             (40)          22

LOSS FROM OPERATIONS BEFORE INCOME TAXES               (5,438)      (1,377)
Provision for income taxes                                170          (10)
                                                  -----------  -----------
NET LOSS                                          ($    5,268) ($    1,387)
                                                  ===========  ===========

BASIC AND DILUTED LOSS PER SHARE:
 Basic                                            ($     0.17) ($     0.04)
 Diluted                                          ($     0.17) ($     0.04)

WEIGHTED AVERAGE SHARES OUTSTANDING:
 Basic                                                 31,115       31,113
 Diluted                                               31,115       31,113

News media contact:
Lisa Flynn
Lisa_flynn@asuresoftware.com

Investor contact:
Pat Goepel
Pat_goepel@asuresoftware.com